Exhibit 23.2

[LETTERHEAD OF KLJ & ASSOCIATES, LLP]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Green Supplements Online, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated July 9, 2013, with respect to the financial statements of Green Supplements Online, Inc. in its registration statement Form S-1/A relating to the registration of 5,000,000 shares of common stock. We also consent to the reference of our firm under the caption "interest of named experts and counsel" in the registration statement.


/s/ KLJ & Associates, LLP
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St. Louis Park, MN
August 30, 2013